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                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
ANNOUNCES SPECIAL DIVIDEND

	Columbus, Ohio - November 4, 2009 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today announced that its board of directors has approved a $10.00 per share cash dividend to shareholders of record on December 1, 2009 payable December 15, 2009.

Ric Dillon, president and chief investment officer, stated, "We are very pleased to be paying a special dividend of $10 per share next month, following a $10 per share special dividend paid in 2008. With the combined payments, the company will have returned to shareholders over $50 million in total, tangible evidence of the success of this venture that began nearly 10 years ago. These shareholder-friendly actions are highly unusual, but they demonstrate most clearly that the board of directors and management of the company see our duty to shareholders as second only to our fiduciary duty to our clients."

Dillon went on to say, "a central tenet of Diamond Hill's investment philosophy is thinking long term, knowing that emotions dominate market movements in the short term, but that economics win out over the long term. We believe that we have an excellent opportunity to continue to build value for our shareholders over the next 10 years. To do so, we must continue to deliver superior investment results for our clients."

"The asset management business is very labor intensive, as opposed to banking and insurance, which are both very capital intensive. We have chosen to invest heavily in our research capabilities, with the belief that doing so will help bring about superior results for clients, as well as being an important ingredient in the creation of a sustainable firm. Over the past four years we have built a research team that now totals 18, representing a significant ongoing investment. The cost of this investment clearly affects
our operating profit margin ("OPM").   A survey of the publicly traded firms
as well as information on privately held firms suggests that our OPM continues to be above the industry norm, even though we are smaller than the average firm. The industry average OPM has declined in the past year due to the bear market, and ours declined as well. But rather than taking steps that would help the OPM in the short term, such as layoffs and cutbacks, we have opted for a continued long term focus which includes growing our staff.
We believe that this decision will result in greater shareholder value over the long term than what would be achieved with a short term focus. Having said this, we think our OPM will be at least consistent with industry norms over the next few years, and we are committed to achieving an OPM that ranks among the industry best when we reach capacity in all of our investment strategies."

"Hopefully shareholders agree that we have generally succeeded in delivering shareholder value in our first 10 year period, and they trust we will continue to endeavor to do so over the next 10 years, and beyond."

About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to such matters as growth of the Company's business, corporate objectives, prospects for achieving the critical threshold of assets under management, operating margins, economic trends (including interest rates and market volatility), intrinsic value of the Company's shares and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "could," "goal" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate, and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the SEC.



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            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363